EXHIBIT 10.36

                                       January 26, 2001



Peter L. Lynch
Albertson's, Inc.
250 E. Parkcenter Blvd.
Boise, ID   83706

Dear Peter:

     This letter sets forth our agreement and understanding of the terms of a general release and certain benefits, which you are eligible to receive in the event of the occurrence of certain conditions and circumstances as described below. This agreement will become effective on the eighth (8th) day after the date of its execution by you.

     1. Conditioned upon your agreement to the terms set forth in this letter, in the event Albertson's, Inc. (the "Company") terminates your employment other than for Cause (as defined in paragraph 2. below) or you terminate your employment with the Company for Good Reason (as defined in paragraph 2. below) prior to December 5, 2003, you will be entitled to the "Termination Benefits" described below. The date your employment with the Company terminates shall be referred to as the "Termination Date." Your receipt of the Termination Benefits is expressly conditioned upon your execution of the Release of Claims as contained in Exhibit A on or around your Termination Date. The "Termination Benefits" are as follows:

          (a) Upon your Termination Date, you will become vested in 100% of your award of 138,400 deferred stock units granted to you on December 6, 2000 (the "Stock Award") even if the performance standard set forth in the agreement granting the Stock Award has not been met.

          (b) The Company will reimburse you for any reasonable moving expenses you incur if you relocate your principal residence within one (1) year of the Termination Date to the extent that you are not otherwise entitled to be reimbursed for such expenses by a party unrelated to the Company. In connection with such a relocation


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Peter L. Lynch
January 26, 2001
Page 2

               you may cause the Company to purchase your principal residence from you for the amount determined as (i) the average of three
               (3) appraisals or (ii) the purchase price paid by you for the principal residence, whichever is greater.

          (c)  Effective on the  Termination  Date and  continuing for up to one
               (1) year thereafter (unless such period is terminated prior to such time by your taking other employment as described below), you will be classified as a special employee of the Company and during such period will be entitled to those benefits (and only those benefits) specified in this letter agreement. Your status as a special employee will terminate on the date you accept paid employment of any kind with an employer other than the Company (including self-employment) (the "Special Employee Status
               Termination Date"). It is further understood that during such period you will not be eligible for or entitled to any additional salary, raises, bonuses, vacation pay, or any other compensation, with the following exceptions:

               (i) You shall be entitled to continued salary as in effect on the Termination Date, paid in accordance with the normal payroll practices and procedures of the Company, for a period of one (1) year following the Termination Date. In the event of your death or other termination of your status as a special employee prior to the expiration of this one-year period, any unpaid salary attributable to the remaining portion of this one-year period shall be payable to you or your estate, as applicable, in a lump sum as soon as practicable thereafter.

               (ii) You will be entitled to receive the entire  target bonus for the fiscal year in which the Termination Date occurs as set forth in any bonus plan in which you were entitled to participate immediately prior to the Termination Date.

               (iii)Through the Special  Employee  Status  Termination  Date you
                    will  (1)  be  entitled  to  participate  in  the  Company's


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Peter L. Lynch
January 26, 2001
Page 3

                    medical, dental, life insurance and retirement plans and (2) be eligible to defer salary under any deferred compensation plan in which you were entitled to participate immediately prior to the Termination Date.

               (iv) Through the Special  Employee  Status  Termination  Date you
                    shall be treated as a current employee for purposes of vesting and exercisability under the Company's stock and deferred unit plans. Termination of your status as a special employee shall be treated as termination of your employment with the Company under any applicable stock, stock option or stock incentive plans.

     2.   (a)  For purposes of this letter agreement, "Cause" shall mean:

               (i) Your willful and continued failure to perform substantially your duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) which has not been cured within thirty days after a written demand for substantial performance is delivered to you by the Board of Directors of the Company which specifically identifies the manner in which you have not substantially performed your duties, or

               (ii) Your  willfully   engaging  in  illegal   conduct  or  gross
                    misconduct which is materially and demonstrably injurious to the Company.

               For purposes of this provision, no act or failure to act on your part shall be considered "willful" unless it is done by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company.

          (b)  For purposes of this letter agreement, "Good Reason" shall mean:

               (i)  Your base salary is reduced below $600,000;


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Peter L. Lynch
January 26, 2001
Page 4

               (ii) Your  duties and  responsibilities  as  President  and Chief
                    Operating Officer are materially and adversely diminished, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after written notice thereof is given by you to the Company; or

               (iii)You are  required  to  be  based  at a  location  more  than
                    35 miles from the location where your employment is based as of the date of this letter agreement.

     3. Within 10 days of the Termination Date you shall return to the Company all of the Company's personal property, including without limitation all computers, books, records, documents, videos, cards, keys, credit cards issued to you, and all other such personal property of every nature and kind previously given to you by the Company.

     4. In consideration of the Company's agreement to enter into this letter agreement and the Company's other covenants and agreements contained herein:

          (a) You do hereby knowingly and voluntarily, fully and finally release and forever discharge the Company, including its related or affiliated companies, partnerships, subsidiaries or other business entities, and its and their present and former respective officers, directors, shareholders, members, owners, agents, consultants, employees, representatives, insurers, successors and assigns (hereinafter referred to collectively as the "Released Parties"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that you had, now have, or may hereafter claim to have against the Released Parties, arising out of or relating in any way to your employment with or separation from the Company or otherwise relating to any of the Released Parties from the beginning of time through the date you sign this agreement. This release specifically extends to, without limitation, claims or causes of action under any local, state and federal laws governing employment relations, including but not limited to


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Peter L. Lynch
January 26, 2001
Page 5

               federal equal employment opportunity laws and federal and state labor statutes and regulations, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, and the Employee Retirement Income Security Act of 1974, all as amended from time to time.

               With respect to the Released Parties, you expressly waive all rights afforded by any provision under Idaho or Delaware law which generally provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Notwithstanding any such foregoing provision or comparable provision, you understand and agree that this agreement is intended to include all claims, if any, which you may have and which you do not now know or suspect to exist in your favor against the Released Parties and that this release extinguishes those claims.

          (b) Notwithstanding anything to the contrary contained in this agreement, you are not releasing any of your rights to the following:

               (i)  To  indemnification  as an officer or  director  pursuant to
                    Section 145 of the Delaware General Corporation Law;

               (ii) To exercise and obtain, in accordance with the terms of such options, any and all the benefits appurtenant to the options to purchase the Company's common stock held by you on the Termination Date; or

               (iii)Any of  your  rights  to  enforce  this  agreement  or  your
                    Retention Bonus and Severance Agreement and Release dated June 18, 1999.

          (c) You acknowledge that the Company has advised you that you may consult with an attorney of your choosing prior to signing this agreement and that you have been given at least twenty-one days


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Peter L. Lynch
January 26, 2001
Page 6

               during which to review and consider the provisions of this agreement before signing, although you may sign and return it sooner if you so desire. You further acknowledge that you have been advised by the Company that you have the right to revoke this agreement for a period of seven days after signing it and that this agreement shall not become effective or enforceable until such seven-day revocation period has expired. You acknowledge and agree that if you wish to revoke this agreement, you must do so in writing, and that such revocation must be signed by you and received by Steven D. Young, Executive Vice President, Human Resources at Albertson's Inc., 250 E.
               Parkcenter, Blvd., Boise, Idaho 83706 no later than 5:00 p.m. Mountain Standard Time on the seventh day after you have signed this agreement. You acknowledge and agree that, in the event that you revoke this agreement, you shall have no right to receive the Termination Benefits described above.

     5. You represent and agree that neither you nor anyone acting on your behalf has assigned or transferred, or attempted to assign or transfer, to any person or entity, any of the claims you are releasing in this agreement.

     6. It is agreed and understood that nothing in this agreement shall be construed as an admission of liability by the Company or you; rather, we are resolving any and all matters and disputes regarding your employment with the Company up to the date hereof.

     7. All controversies, claims, or disputes arising out of or related to this agreement, or to any alleged prior or subsequent oral promises or assurances relating to this agreement, shall be settled by a binding arbitration in Boise, Idaho under the rules of the American Arbitration Association then in effect in the State of Idaho, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

     8. Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given upon personal delivery at, two (2) business days following the


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Peter L. Lynch
January 26, 2001
Page 7

          date of mailing by first class, registered or certified mail, postage prepaid, and return receipt requested to:

          To you:             Mr. Peter L. Lynch
                              9401 Riverside Drive
                              Boise, Idaho 83703


          To the Company:     Albertson's, Inc.
                              250 E. Parkcenter Blvd.
                              Boise, Idaho   83706
                              Attn: General Counsel

     9. If any provision of this agreement shall be determined under applicable law to be overly broad in duration, geographical coverage, substantive scope, or otherwise, such provision shall be deemed narrowed to the broadest term permitted by applicable law and shall be enforced as so narrowed. If any provision of this agreement nevertheless shall be unlawful, void, or unenforceable, it shall be deemed severable from and shall in no way affect the validity or enforceability of the remaining provisions of this agreement. This agreement will survive the performance of the specific arrangements herein. This agreement is binding on and shall inure to the benefit of the Company and you and each of our respective heirs, executors, administrators, successors and assigns.

     10. This agreement and attached exhibits provide the entire agreement relating to the matters set forth herein between us and supercedes any and all other agreements, understandings, negotiations, or discussions, either oral or writing, express or implied, between us, other than (i) agreements relating to stock option and deferred unit awards, which agreements shall remain in full force and effect subject to the modifications, if any, set forth herein and (ii) your Retention Bonus and Severance Agreement and Release dated June 18, 1999, which shall remain in full force and effect. We each acknowledge that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by us, or anyone acting on our behalf, which are not embodied in this agreement, and that we have not executed this agreement in reliance on any such representation, inducement, promise, agreement or warranty, and that no such


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Peter L. Lynch
January 26, 2001
Page 8

          representation,   inducement,   promise,  agreement  or  warranty  not
          contained in this agreement, including, but not limited to, any purported supplements, modifications, waivers or terminations of this agreement, shall be valid or binding, unless executed in writing by both you and the Company.

     11. The validity, interpretation, construction and performance of this agreement shall in all respects be governed by the laws of Delaware, without reference to principles of conflict of law.

     12.  This  agreement  may  be  executed  in one or  more  counterparts,  or
          duplicates  of  originals,   all  of  which,  taken  together,   shall
          constitute one and the same instrument.

     If  this  statement  of  the  Company's   understanding  conforms  to  your
understanding, please execute and return the enclosed copy of this letter to me no later than February 5, 2001.

                                         Very truly yours,

                                         ALBERTSON'S, INC.


                                         /s/  Michael F. Reuling
                                         Michael F. Reuling
                                         Vice Chairman of the Company


     By signing this letter, I acknowledge that I have had the opportunity to seek the advice of an attorney in connection with the negotiation and execution of this agreement; that I have read this agreement and understand its terms; that I have had sufficient time within which to consider the provisions of this agreement, and that I entered into this agreement freely, voluntarily, and without coercion.

Agreed and accepted this 1st day of February 2001 in Boise, Idaho.



    /s/  Peter L. Lynch
___________________________
         Peter L. Lynch


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                                    EXHIBIT A

                                RELEASE OF CLAIMS


          In consideration of the Termination Benefits payable pursuant to the letter agreement between you and the Company dated January 26, 2001 (the "Letter Agreement"), you agree to the following terms and conditions as a condition of receiving such Termination Benefits.

          Terms not defined herein shall have the meaning set forth in the Letter Agreement.

     1. You do hereby knowingly and voluntarily, fully and finally release and forever discharge the Company, including its related or affiliated companies, partnerships, subsidiaries or other business entities, and its and their present and former respective officers, directors, shareholders, members, owners, agents, consultants, employees, representatives, insurers, successors and assigns (hereinafter referred to collectively as the "Released Parties"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that you had, now have, or may hereafter claim to have against the Released Parties, arising out of or relating in any way to your employment with or separation from the Company or otherwise relating to any of the Released Parties from the beginning of time through the date you sign this agreement. This release specifically extends to, without limitation, claims or causes of action under any local, state and federal laws governing employment relations, including but not limited to federal equal employment opportunity laws and federal and state labor statutes and regulations, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, and the Employee Retirement Income Security Act of 1974, all as amended from time to time.

          With respect to the Released Parties, you expressly waive all rights afforded by any provision under Idaho or Delaware law, which generally provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially

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          affected  his  settlement  with the debtor.  Notwithstanding  any such foregoing provision or comparable provision, you understand and agree that this agreement is intended to include all claims, if any, which you may have and which you do not now know or suspect to exist in your
          favor   against  the   Released   Parties  and  that  this   agreement
          extinguishes those claims.

     2. Notwithstanding anything to the contrary contained in this release, you are not releasing any of your rights to the following:

          (a) To indemnification as an officer or director pursuant to Section 145 of the Delaware General Corporation Law.

          (b) To exercise and obtain, in accordance with the terms of such options, any and all the benefits appurtenant to the options to purchase the Company's common stock held by you on the Termination Date; or

          (c) To continuation coverage, at your expense, as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any other continuation coverage as provided under applicable state law.

          (d) Any of your rights to enforce the Letter Agreement or your Retention Bonus and Severance Agreement and Release dated June 18, 1999.

     3. You acknowledge that the Company has advised you that you may consult with an attorney of your choosing prior to signing this agreement and that you have been given at least twenty-one days during which to review and consider the provisions of this agreement before signing, although you may sign and return it sooner if you so desire. You further acknowledge that you have been advised by the Company that you have the right to revoke this agreement for a period of seven days after signing it and that this agreement shall not become effective or enforceable until such seven-day revocation period has expired. You acknowledge and agree that if you wish to revoke this agreement, you must do so in writing, and that such revocation must be signed by you and received by Steven D. Young, Executive Vice President, Human Resources at Albertson's Inc., 250 E. Parkcenter, Blvd., Boise, Idaho 83706 no later than 5:00 p.m. Mountain Standard Time on the seventh

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          day after you have signed this  agreement.  You  acknowledge and agree that, in the event that you revoke this agreement, you shall have no right to receive the Termination Benefits as described in the Letter Agreement.

     4. You agree that you shall not publish or cause to be published any public or private statement disparaging the Company, its related or affiliated companies, partnerships, subsidiaries or other business entities, and its and their present and former respective officers, directors, members, shareholders, owners, agents, consultants, or employees. The Company agrees not to make any public or private statements disparaging you.

     5. You shall cooperate with the Company, its affiliates, and each of their respective attorneys or other legal representatives (collectively, the "Company attorneys") in connection with any claim, litigation, or judicial or arbitral proceeding which is now pending or may hereinafter be brought against the Company and/or its affiliates by any third party. Your duty of cooperation shall include, but not be limited to, (a) meeting with the Company attorneys by telephone or in person at mutually convenient times and places in order to state truthfully your knowledge of matters at issue and recollection of events; (b) appearance by you (that does not conflict with the needs or requirements of your then-current employer) as a witness at depositions or trials, without necessity of a subpoena, in order to state truthfully your knowledge of matters at issue; and (c) signing, upon the Company attorneys' request, declarations or affidavits that truthfully state matters of which you have knowledge. The Company shall promptly reimburse you for your actual and reasonable travel or other expenses that you may incur in cooperating with the Company in this Paragraph 5. You shall provide such other cooperation as the Company may reasonably request to assist the Company in the administration of its business, it being expressly agreed that requests for such cooperation which do not require more than four (4) hours of your time in any 30-day period are reasonable. You further agree that you will immediately forward to the Company's Chief Executive Officer any business information related to the Company that inadvertently has been directed to you. The Company agrees that it will immediately forward to you any mail addressed to you at the Company's offices which does not relate to the Company's business or affairs.

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     6.   Without the express  prior written  consent of the Company,  you shall never disclose, communicate, divulge, furnish, make accessible to any person, firm, partnership, corporation or other entity, or use for your own benefit or purposes, any information of a confidential or proprietary nature obtained from or pertaining to the Company, its assets or business, including information concerning the Company's current or future proposed business plans, processes, operational
          methods,   customer  lists,  trade  secrets,   suppliers,   employees'
          personnel files and compensation, financial affairs or marketing strategies.

     7. You represent and agree that neither you nor anyone acting on your behalf has assigned or transferred, or attempted to assign or transfer, to any person or entity, any of the claims you are releasing in this agreement.

     8. You represent that you have not filed, initiated, or caused to be filed or initiated, any legal action covering any claim released in this agreement and hereby agree and promise that you will never file, initiate, or cause to be filed or initiated, at any time subsequent to the execution of this agreement, any claim, suit, complaint, action, or cause of action, in any state or federal court, based in whole or in part on the matters herein released, except to the extent such waiver is prohibited by law, order or regulation. You further agree not to seek any recovery arising out of, based upon, or relating to matters released hereunder, and agree you will not voluntarily participate, assist, or cooperate in any suit, action, or proceeding against or regarding the Released Parties, or any of them, unless compelled by law or except to the extent such waiver is prohibited by law, order or regulation.

     9. You acknowledge that you might hereafter discover facts different from, or in addition to, those you now know or believe to be true with respect to a claim or claims released herein, and you expressly agree to assume the risk of possible discovery of additional or different facts, and agree that this agreement shall be and remain effective, in all respects, regardless of such additional or different discovered facts.

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     By signing this agreement, I acknowledge that I have had the opportunity to seek the advice of an attorney in connection with the negotiation and execution of this agreement; that I have read this agreement and understand its terms; that I have had sufficient time within which to consider the provisions of this agreement, and that I entered into this agreement freely, voluntarily, and without coercion.

Agreed and accepted this ___ day of __________ 20__ in Boise, Idaho.



----------------------------
         Peter L. Lynch


























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